Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.


                                                                    EXHIBIT 10.2


                             COPROMOTION AGREEMENT


            This Agreement ("Amendment No. 1") is made by and between BRISTOL-MYERS SQUIBB U.S. PHARMACEUTICALS GROUP, a division of E.R. SQUIBB & SONS, INC., a Delaware corporation, having a place of business at 777 Scudders Mill Road, Plainsboro, New Jersey 08536 ("BMS"), and WOMEN FIRST HEALTHCARE, INC., a Delaware corporation, maintaining its principal business offices at 12220 El Camino Real, Suite 400 San Diego, California 92130 ("WFHC").

                              W I T N E S S E T H:


            WHEREAS, effective March 1, 1999, BMS and WFHC entered into a copromotion agreement for BMS' product Pravachol(R) under which WFHC would promote such product to OB/GYNs in the United States (said agreement, referred to herein as the "Copromotion Agreement"); and

            WHEREAS, the parties desire to amend such Copromotion Agreement.

            NOW, THEREFORE, in consideration of the mutual covenants herein set forth, and intending to be legally bound hereby, the parties hereto agree as follows:

1. The third "WHEREAS" clause and the definition of "Covered Physician" are amended to delete the following phrase:

            "and to those primary care physicians whose primary practices are in the field of OB/GYN medical care and who are designated as an OB/GYN on BMS' internal tracking databases"

2. In Sections 7(c) and 8(c), the reference to "Section 6(d)" therein shall be changed to "Section 7(d)".

3. Articles 11, 12 and 13 of the Copromotion Agreement are revised to read as set forth in Attachment 1 to this Amendment No. 1.

4. Exhibit A to the Copromotion Agreement is revised in its entirety to read as set forth in Attachment 2 to this Amendment No. 1.

5.    The following is added to the end of the second paragraph of Section 8(a):

      "Upon request, WFHC will review with BMS WFHC's procedures for Product samples accountability and control and will incorporate any reasonable recommendations made by BMS to improve accountability and control. Further, WFHC will provide BMS with a monthly electronic report, within forty-five (45) days after the close of an Agreement Quarter, setting forth ME number, Territory number, and the date of disbursement and sample units disbursed (by strength) in such preceding month. WFHC agrees that Product samples distributed by its Sales Force in any Agreement Quarter (out of the Product samples provided to it for an Agreement Year) shall be in such quantities as correspond in all material respects with the distribution of Baseline Quarterly Prescriptions (as compared to the Baseline Agreement Year Prescriptions) for such Agreement

     Year."

6. Except where otherwise specifically defined herein, any capitalized terms used in this Amendment No. 1 shall have the meaning ascribed to such term in the Copromotion Agreement.

7. The effective date of the amendments set forth in paragraphs 1, 2 and 3 of this Amendment No. 1 shall be effective as of April 1, 2000. The effective date of the amendment set forth in paragraph 4 of this Amendment No. 1 shall be effective as of April 1, 1999.

8. BMS represents and warrants to WFHC that (i) the execution, delivery and performance of this Amendment No. 1 by BMS does not conflict with, or constitute a breach of or under, any order, judgment, agreement or instrument to which BMS is a party; and (ii) the execution, delivery and performance of this Agreement by BMS does not require the consent of any person or the authorization of (by notice or otherwise) any governmental or regulatory authority. WFHC represents and warrants to BMS that (i) the execution, delivery and performance of this Agreement by WFHC does not conflict with, or constitute a breach of or under, any order, judgment, agreement or instrument to which WFHC is a party; and (ii) the execution, delivery and performance of this Agreement by WFHC does not require the consent of any person or the authorization of (by notice or otherwise) any governmental or regulatory authority.

9. Except as herein modified, the parties confirm that the Copromotion Agreement remains in full force and effect.

                               ******************

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement in multiple counterparts through their duly authorized representatives.

BRISTOL-MYERS SQUIBB U.S.                    WOMEN FIRST HEALTHCARE, INC.
PHARMACEUTICALS GROUP

By:  /s/ KRISTINE PETERSON  5-11-00          By: /s/ DAVID F. HALE
   ------------------------------------         --------------------------------
   Name:  Kristine Peterson                     Name:  David Hale
   Title: Senior Vice-President                 Title: President
          Metabolics Diseases Marketing

ATTACHMENT 1 to AMENDMENT NO. 1

The parties agree to replace Articles 11, 12 and 13 of the Copromotion Agreement with the following:

"11. COPROMOTION COMPENSATION.

          (a) As compensation for services rendered by WFHC during the Copromotion Term and its agreements hereunder, BMS shall pay to WFHC a fee ("Performance Fee") with respect to each Agreement Quarter during the term hereof *** of those Net Sales Attributable to Covered
Physicians that are in excess of the Baseline Quarterly Sales Attributable to Covered Physicians for such Agreement Quarter.

          (b) For purposes of this Agreement:

     "Average Selling Price per Prescription" means, for any Agreement Quarter, the Total Net Sales of the Product in the Territory for the applicable period from prescriptions written by all physicians of all specialties and practices, divided by the total number of retail (TRX) and mail order prescriptions (TRX) for the Product that are written or ordered in such applicable period by Covered and Non-Covered Physicians. The number of retail (TRX) prescriptions shall be determined by the National Prescriptions Audit Plus: Prescriber Specialty Report as issued by IMS America. The number of mail order prescriptions for a given Agreement Quarter shall be deemed equal to *** of the number of retail prescriptions determined for such Agreement Quarter (with the Average Selling Price for mail order prescriptions to be adjusted (i.e., trued up) to be equivalent with the number of tablets per prescription on a retail basis).

     "Baseline Quarterly Sales Attributable to Covered Physicians" for each Agreement Quarter shall mean the product of: (i) the Baseline Quarterly Prescriptions for such Agreement Quarter, multiplied by (ii) the Average Selling Price per Prescription for such Agreement Quarter.

     "Baseline Agreement Year Prescriptions" for an Agreement Year means:

     (i)    For the first Agreement Year, ***  Covered Physician Prescriptions.

     (ii)   For the second Agreement Year, *** Covered Physician Prescriptions.

     (iii) For the third Agreement Year, the sum of (1) *** Covered Physician Prescriptions, plus (2) a number that is the product of (A) *** Covered Physician Prescriptions ***

* Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

     "Baseline Quarterly Prescriptions" shall mean:

     (i)   For the first Agreement Year,

           -  *** Covered Physician Prescriptions for 3/1/99-6/30/99;
           -  *** Covered Physician Prescriptions for 7/1/99-9/30/99;
           -  *** Covered Physician Prescriptions for 10/1/99-12/31/99;
           -  *** Covered Physician Prescriptions for 1/1/00-3/31/00.

     (ii)  For the second Agreement Year,

           -  *** Covered Physician Prescriptions for 4/1/00-6/30/00;
           -  *** Covered Physician Prescriptions for 7/1/00-9/30/00;
           -  *** Covered Physician Prescriptions for 10/1/00-12/31/00;
           -  *** Covered Physician Prescriptions for 1/1/01-3/31/01.

     (iii) For each Agreement Quarter in the third Agreement Year, one-fourth of the Baseline Agreement Year Prescriptions for the Third Agreement Year.

     "Covered Physician Prescriptions" shall equal the sum of the number of retail prescriptions (TRX) for the Product that are written or ordered by Covered Physicians as determined by the National Prescriptions Audit Plus:
Prescriber Specialty Report as issued by IMS America, plus the number of mail order prescriptions for the Product. The number of mail order prescriptions for a given Agreement Quarter shall be deemed equal to *** of the number of retail prescriptions determined for such Agreement Quarter (with the Average Selling Price for mail order prescriptions to be adjusted (i.e., trued up) to be equivalent with the number of tablets per prescription on a retail basis).

     "Net Sales Attributable to Covered Physicians" means, for any Agreement Quarter, a number equal to the product of (i) the number of Covered Physician Prescriptions for the applicable period, multiplied by (ii) the Average Selling Price per Prescription for such applicable period.

          (c) (i) BMS shall, subject to section 11(d) below, pay to WFHC, with respect to each Agreement Quarter during the term of this Agreement, ***.

               (ii) WFHC shall, subject to section 11(d) below, pay to BMS, with respect to each Agreement Quarter during the term of this Agreement, ***.

          (d)  (i) Compensation due WFHC under this Article 11 above shall be

* Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

calculated and paid within 60 days after the end of each Agreement Quarter during the Copromotion Term, in accordance with Sections 11(a)-(c) and 12 hereof. Any payments not made when due under Sections 11(a)-(c) bear interest at the rate of *** per annum (or the highest rate permitted by applicable law, whichever is the lower) on the unpaid balance from the date due until paid in full.

                        (ii) BMS shall endeavor to provide to WFHC the calculation of any amount due BMS under Section 11(c)(ii) within sixty (60) days after the end of each Agreement Quarter in accordance with Sections 11(a)-(c) and Article 12 hereof. WFHC shall make the applicable payment due BMS on the later of the thirtieth (30th) day after receipt of the calculation from BMS or the sixtieth day (60th) following the end of the Agreement Quarter for which the calculation was made. Payments not made when due shall bear interest at the rate of *** per annum (or the highest rate permitted by applicable law, whichever is the lower) on the unpaid balance from the date due until paid in full.

                  (e) In addition to compensation received during the Copromotion Term, WFHC shall receive residual compensation ("Residual Compensation") during the twelve (12) month period following expiration or early termination of the Copromotion Term (the "Residual Period") equal in the aggregate to *** of the compensation due by BMS to it for the Agreement Year immediately preceding termination, but only where:

      (A)   (i)   This Agreement has expired in accordance with its terms at the end of the term provided for hereunder (or such longer term as this Agreement may be extended by mutual written consent);

            (ii) WFHC has terminated this Agreement prior to expiration in accordance with section 13(b)(ii) hereof; or

            (iii) BMS has terminated this Agreement pursuant to section 13(d)
                  hereof; and

      (B) WFHC complies with its obligations under Sections 3(e), 10, 14, 15, and 19 hereof.

Termination of this Agreement for any reason other than the above events shall not trigger any Residual Compensation due WFHC. Such Residual Compensation payment shall be made by BMS in four (4) equal quarterly installments, each installment to be made as of the end of each Agreement Quarter in the Residual Period.

12.         PAYMENTS AND REPORTING.

                  (a) BMS shall furnish WFHC, within 60 days after the end of each Agreement Quarter, a report setting forth in reasonable detail the calculation of Net Sales Attributable to Covered Physicians for such Agreement Quarter, and the calculation of WFHC's compensation under Section 11 with respect to such period.

                  (b) All payments to a party under this Agreement shall be made by wire transfer in immediately available funds in legal currency of the United States and shall be delivered to the account of such party designated by it in writing from time to time.

* Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

            (c) The parties will maintain complete and accurate books and records in sufficient detail to enable verification of the detail call activity of WFHC, the Net Sales attributable to Covered Physicians and the basis for calculating the compensation paid by BMS to WFHC hereunder. Either party may demand an audit of the other party's relevant books and records in order to verify the other's reports on the aforesaid matters. Upon reasonable prior notice to the party to be studied, the independent public accountants of the other party shall have access to the relevant books and records of the party to be audited in order to conduct a review or audit thereof. Such access shall be available during normal business hours not more than once each calendar year during the Copromotion Term and only until two years after the relevant period in question. The accountants shall be entitled to report its conclusions and calculations to the party requesting the audit, except that in no event shall the accountants disclose the names of customers of either party or the prices, discounts, rebates, or other terms of sale charged by BMS for the Product.

            The party requesting the audit shall bear the full cost of the performance of any such audit except as hereinafter set forth. If, as a result of any inspection of the books and records of BMS, it is shown that BMS' payments to WFHC under this Agreement were less than the amount which should have been paid, then BMS shall make all payments required to be made to eliminate any discrepancy revealed by said inspection within 30 days after WFHC's demand therefor. If, as a result of any inspection of the books and records of WFHC, it is shown that BMS' reimbursements for costs associated with Funded Activities to WFHC under this Agreement were more than the amount which should have been paid, then WFHC shall reimburse BMS for the discrepancy revealed by said inspection within 30 days after BMS' demand therefor. Furthermore, if the payments were less than the amount which should have been paid by an amount in excess of five percent (5%) of the payments actually made during the period in question, the party responsible for the discrepancy shall also reimburse the auditing party for its out-of-pocket costs of such inspection.

13.   COPROMOTION TERM AND TERMINATION.

            (a) The Copromotion Term shall be for three (3) years and shall begin effective March 1, 1999 and shall end on March 31, 2002, unless terminated earlier in accordance with Section 13(b), 13(c) or 13(d) below or unless extended by the parties' mutual agreement in accordance with Section 13(e) below (the "Copromotion Term").

            (b)   WFHC may terminate the Copromotion Term:

      (i) at any time, without cause, effective as of the end of an Agreement Year, upon written notice to BMS given not less than sixty (60) days' prior to the end of such Agreement Year. During such notice period, WFHC shall continue to fulfill its obligations under this Agreement; or

      (ii) immediately upon written notice of termination given to BMS, if BMS has breached a material obligation or duty under this Agreement that is continuing thirty (30) days after WFHC has advised BMS in writing of the nature of said breach.

            (c) BMS may terminate the Copromotion Term upon the occurrence of any of the following:

     (i)   Upon sixty (60) days' prior written notice to WFHC, if:

           (A) Covered Physician Prescriptions for the First Agreement Year do not exceed *** Covered Physician Prescriptions for such Agreement Year, or if Covered Physician Prescriptions for the Second Agreement Year do not exceed *** Covered Physician Prescriptions for such Agreement Year, or if Covered Physician Prescriptions for the Third Agreement Year do not exceed *** Covered Physician Prescriptions for such Agreement Year, or

           (B) during the second or third Agreement Years, Aggregate Covered Physician Prescriptions for each Agreement Quarter ending any two
               (2) consecutive Agreement Quarters during either such Agreement Years do not exceed the sum of the Baseline Quarterly Prescriptions for such two Agreement Quarters; or

     (ii) Upon written notice to WFHC, if BMS has permanently ceased manufacturing and marketing the Product because of a significant safety problem related to the Product; or

     (iii) BMS may terminate the Copromotion Term immediately upon written notice of termination given to WFHC, if WFHC has breached a material obligation or duty under this Agreement that is continuing 30 days after BMS has advised WFHC in writing of the nature of the breach or default; or

     (iv) BMS may terminate the Copromotion Term immediately upon written notice of termination given to WFHC, if, if WFHC makes any inaccurate or misleading statement or public announcement with respect to the promotion or approved labeling for the Product, except where such statement or announcement was approved in writing by BMS in accordance with this Agreement; or

           (d) If during the Copromotion Term WFHC experiences a "change in control", WFHC will promptly notify BMS in writing of same, and BMS shall be entitled at any time within one hundred twenty (120) days after receipt of such notification, in the exercise of its sole and absolute discretion, upon 90 days written notice to WFHC, to terminate the Copromotion Term. For purposes of this Agreement, the term "change in control" shall mean any sale of voting securities or sale of assets (whether by sale, merger, consolidation, share exchange, or otherwise) which, directly or indirectly , (i) transfers over 50% of the assets of WFHC relating to the Product to any Person other than an Affiliate of WFHC, or (ii) results in any Person (other than an Affiliate of WFHC existing as of the Effective Date or a financial institution or venture capital firm) becoming the beneficial owner, directly or indirectly, of securities of WFHC representing over: (A) if such Person is a "Pharmaceutical-related Person" (as defined below), twenty percent (20%) of the combined voting power of WFHC's then outstanding securities, or (B) if such Person is not a "Pharmaceutical-related Person", fifty percent (50%) of the combined voting power of WFHC's then outstanding securities. This termination right may be exercised by BMS each time there is a change in

* Certain material (indicated by an asterisk) has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

control, whether or not exercised with respect to an earlier change in control. Each party shall continue to fulfill its duties hereunder during such 90-day notice period.

            For purposes of this paragraph 13(d) only,

            "Person" shall have the meaning used in section 13(d) and 14 (d) of the Securities Exchange Act of 1934, as amended, and "beneficial ownership" shall be determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended; and

            "Pharmaceutical-related Person" means a Person, or any Affiliate of such Person, for whom more than fifty percent (50%) of such Person's gross revenues are derived, as applicable, from (i) the sale, licensing and/or distribution of drug products (whether prescription, generic or over-the counter), nutritional agents and medical devices, and (ii) the provision of drug or device management services (such as a Pharmaceutical Benefits Management (PBM) entity).

                  (e) The Copromotion Term may be extended as the parties may mutually agree, it being understood that neither party shall be under any obligation, express or implied, to do so. In order to be binding upon either party, any such extension, and the terms governing such extension, must be evidenced by a written agreement executed by duly authorized representatives of both parties.

                  (f) Neither the termination nor expiration of the Copromotion Term shall release or operate to discharge either party from any liability or obligation that may have accrued prior to such termination or expiration. Any termination of the Copromotion Term by a party shall not be an exclusive remedy, but shall be in addition to any legal or equitable remedies that may be available to the terminating party.

                  (g) If the Copromotion Term is terminated by either party prior to the completion of an Agreement Quarter, WFHC shall be entitled to receive a pro rata portion of the compensation which it would have been entitled to receive under Section 11 had the Copromotion Term been in effect for the entire Agreement Quarter (based on the number of days that WFHC was responsible for marketing the Product to Covered Physicians in the Territory during such Agreement Quarter).

                  (h) Upon the termination or expiration of the Copromotion Term, WFHC shall promptly cease all of its promotion activities pursuant to this Agreement, discontinue any use of the Trademark, return to BMS all sales training, promotional, marketing material, BMS call lists and computer files, and any remaining Product samples (i.e., not already distributed or destroyed with destruction certified by WFHC) that may have been supplied to WFHC by BMS under this Agreement. BMS shall be entitled to promote the Product to all Covered Physicians thereafter without compensation of obligation to WFHC, except such compensation obligations as may apply as set forth in Section 11(e). It is understood that the names and addresses of any Covered Physicians to whom WFHC may have made calls are not considered Confidential Information.

                  (i) Notwithstanding the expiration or termination of the Copromotion Term, this Agreement shall be deemed to continue and shall not be deemed terminated in its entirety and of no further force and effect unless and until neither party has any further obligation to the other party in accordance with the terms hereof."

                        ATTACHMENT 2 TO AMENDMENT NO. 1


Exhibit A of the Copromotion Agreement is replaced with the following:

                                   EXHIBIT A
                          INITIAL EDUCATIONAL PROGRAM

     The Initial Educational Program shall be developed by WFHC and shall consist of the following elements and timelines:

                      CARDIOVASCULAR PROGRAM WITH OB/GYNS
                            TIME AND EVENT SCHEDULE

          Event                                  Timing                   Comment
          -----                                  ------                   -------
Distinguished Professors' Conference             Jan 8-10, 1999           Attended by 125 of the leadership of
Program: Gateway to Midlife Health-A                                      OB/GYNs. Segment from Dr. Chris Cassel
Better Way.                                                               was included on use of statins to lower
                                                                          cholesterol with pravastatin as choice based on
                                                                          event reduction.

Distinguished Professor Lecture Series           Feb-yr. End 1999         Slide series and script will include section on
Program: Women First HealthCare-A                                         the importance of lowering cholesterol using
Better Way.                                                               statins. A minimum of 50 of these lectures
                                                                          will be held with OB/GYNs across the
                                                                          country. WFHC will consult with BMS as to
                                                                          the selection of the venues and lecturers.

Establishment of a Health Advisory Board for     Feb-April 1999           Health Advisory Board would include
cardiovascular risk management in women.                                  OB/GYNs and cardiologists who have a focus
Program: Managing Cardiovascular Risk-                                    on cardiovascular disease in women. WFHC
A Better Way.                                                             will consult with BMS as to the selection of
                                                                          the Board members.

Health Advisory Board Meeting                    November 1999            Development of guidelines for managing
Program: Managing Cardiovascular Risk-                                    cardiovascular risk in women.
A Better Way.

Publication of monograph and videotape from           April 1999        Monograph and Videotape would mailed to
Distinguished Professors' Conference.                                   25,000 OB/GYNs. Would include section on
Program: Women First HealthCare - A                                     importance of lowering cholesterol using
Better Way.                                                             statins from Distinguished Professors'
                                                                        Conference.

                      CARDIOVASCULAR PROGRAM WITH OB/GYNS
                        TIME AND EVENT SCHEDULE (CON'T)


                  Event                                Timing                            Comment
                  -----                                ------                            -------

Development of pre-test on managing                  November 1999      Mailed to approximately 25,000 OB/GYNs.
cardiovascular risk in women.                                           Would include detailed answer with
Program: Managing Cardiovascular Risk -                                 references.
A Better Way.

Publication of Consensus Report from Health          November 1999      Would include guidelines for the OB/GYNs in
Advisory Board.                                                         managing cardiovascular disease.
Program: Managing Cardiovascular Risk -
A Better Way.

Development of Lecture Series Kit which              November 1999      Designed to be used to present guidelines in
includes slides, monograph and                                          Consensus Report to OB/GYNs across the
implementation elements.                                                country.
Program: Managing Cardiovascular Risk -
A Better Way.

20 physician meetings                           July 1999 - March 2000  Use of Lecture Series materials with
Program: Managing Cardiovascular Risk -                                 OB/GYNs. WFHC will consult with BMS as
A Better Way.                                                           to venues, timing, and speakers.


Care & Comment Newsletter on                         Q3 or Q4 1999      Will be mailed to 25,000 OB/GYNs.
cardiovascular disease in midlife women.
Program: Gateway to Midlife Health - A
Better Way.

Women-to-Women Meetings                             Throughout 1999     Meetings will include information on
Program: Gateway to Midlife Health -                                    cardiovascular risk in women at midlife.
A Better Way.

Support through WFHC                                Throughout 1999         Our Call Center nurses will support the doctor
Midlife HealthLine(TM)                                                      and patient regarding the use of statins to
Program: Gateway to Midlife Health -                                        lower cholesterol.
A Better Way.